UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549
	________________________________________



	FORM 8-K



	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15(d) OF THE
	SECURITIES EXCHANGE ACT OF 1934


	Date of Report (Date of earliest event reported) April 10, 1996


	THE MONTANA POWER COMPANY
	(Exact name of registrant as specified in its charter)


           Montana	  1-4566	    81-0170530
(State or other jurisdiction	(Commission	(IRS Employer
     of incorporation)	File Number)	Identification No.)


	40 East Broadway, Butte, Montana 59701
	(Address of principal executive offices) (zip code)

	Registrant's telephone number, including area code (406) 723-5421



Item 5. Other Events - Attached news release from Montana Power
Company dated April 10, 1996

	PRELIMINARY ARBITRATION DECISION ON COAL-SUPPLY CONTRACT BUTTE, MT -- A preliminary arbitration decision on the coal-
supply agreement for Colstrip Units 3 and 4, involving the four non-operating owners of the 700-megawatt plants in southeastern Montana and coal supplier Western Energy Co., a mining subsidiary of The Montana Power Company (NYSE: MTP), was announced early this week by the arbitrator.

	Robert J. Sheran, a retired judge, said both parties have a brief period to file exceptions to his preliminary decision; that decision, with any amendment Sheran may make, is to become final
May 6.

	Western Energy had anticipated receiving a final decision at this time, rather than a preliminary decision. Although the Company does not anticipate any material adverse changes in Judge
Sheran's decision, Western Energy deems it prudent to limit dissemination of specific details until the final decision.

	Western Energy can disclose that the preliminary decision is generally favorable to positions Western Energy advanced at the hearing, will have no adverse impact on Western's earnings, and requires Western to cooperate in establishing an external, interest-bearing reclamation account.

	During arbitration hearings on the item that could have been most costly in the proceeding, Sheran issued a summary judgment that buyers were not entitled to any credits for transportation costs.

	The four non-operating owners who pursued the arbitration are Puget Sound Power & Light, Portland General Electric, Pacificorp, and Washington Water Power. Montana Power, which also owns a portion of the plants and operates them, was not a party to the arbitration.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	                              THE MONTANA POWER COMPANY
		              (Registrant)

		By______________________________
	   		J. P. Pederson
		   Vice President and Chief
		     Financial Officer

Dated:  April 10, 1996